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                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT


                     DCC PCS, Inc.
                     Dobson Cellular Systems, Inc.
                     Dobson Operating Co., L.L.C.
                     Dobson Tower Company
                     Dobson JV Company
                     Western Financial Services Corporation
                     DOC Lease Co., Inc.
                     American Cellular Corporation
                     ACC Lease Co., Inc.